Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: MAWSON INFRASTRUCTURE GROUP, INC. Alleged Debtor.	Chapter 11 Case No. 24-12726 (MFW)

ALLEGED DEBTOR’S ANSWER TO INVOLUNTARY PETITION

Pursuant to Federal Rule of Bankruptcy Procedure 1011(b), which incorporates Federal Rule of Civil Procedure 12(b), the above-captioned alleged debtor, Mawson Infrastructure Group, Inc. (“Mawson” or the “Alleged Debtor” or the “Company”),1 answers the involuntary petition (the “Involuntary Petition”) filed by petitioning creditors W Capital Advisors Pty Ltd (“W Capital”), Marshall Investments MIG Pty Ltd (“Marshall Investments”), and Rayra Pty Ltd (“Rayra” and collectively with W Capital and Marshall Investments, the “Petitioning Creditors” and each a “Petitioning Creditor”), as follows and requests dismissal of the Involuntary Petition for the following reasons:

Introduction2

1.                Mawson generally denies the allegations set forth in the Involuntary Petition and insists that the petition was filed in bad faith with the improper purpose to harass and intimidate Mawson. The Involuntary Petition is an extension of ongoing disputes with Mawson’s former Board Director and Chief Executive Officer, James Manning (“Manning”). As detailed below, Manning has waged a vendetta against Mawson, beginning in his home-turf in Australia, and this Involuntary Petition, with the assistance of the Petitioning Creditors – all Australian entities with disputed claims – is Manning’s most recent attempt to harass and intimidate Mawson in an effort to avoid accounting for various misconduct while he was Board Director and/or Chief Executive Officer of Mawson.

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[1]	Mawson is a Delaware corporation listed on the NASDAQ under MIGI.

[2]	Capitalized terms used in this Introduction, but not defined shall have the meaning ascribed to them as defined herein in this answer.

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2.                Notwithstanding the inappropriate motives, the Involuntary Petition is improper under the strict requirements of section 303 of the Bankruptcy Code. Specifically, (i) Mawson is generally paying its debts that are not subject to bona fide disputes as to liability or amount as they become due; (ii) the Petitioning Creditors’ debts are the subject of bona fide disputes as to liability and amount; and (iii) the circumstances strongly suggest that one of the Petitioning Creditors’ debts (Rayra) appears to have been acquired from another Petitioning Creditor (Marshall Investments) for the purpose of meeting the involuntary petition numerosity requirement.

3.                First, an order for relief can only be entered against a debtor if the petitioning creditor proves that “the debtor is generally not paying such debtor’s debts as such debts become due unless such debts are the subject of a bona fide dispute as to liability or amount.” 11 U.S.C. §303(h)(1). The burden of establishing that the alleged debtor is not paying its debts as they generally become due is squarely on the petitioning creditors. In re Luxeyard, Inc., 556 B.R. 627, 643 (Bankr. D. Del. 2016) (citing In re A & J Quality Diamonds, Inc., 377 B.R. 460, 463 (Bankr. S.D.N.Y. 2007) (“the petitioning creditors have the burden of proving all statutory requirements of Bankruptcy Code § 303, including that the debtor is generally not paying its bills on time.” (emphasis in original)). Mawson denies the allegation in the Involuntary Petition that it is not paying its undisputed and non-contingent debts as they come due. Accordingly, it is the Petitioning Creditors’ burden to prove otherwise.

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4.                Second, Mawson disputes the validity and amounts of the debts that the Petitioning Creditors assert they are owed. As detailed below, the debts are the product of Manning’s self- dealing and are subject to dispute, the nature of which disputes were communicated to each of the first two Petitioning Creditors (W Capital and Marshall Investments3) several months before the filing of the Involuntary Petition. The burden of proof is on the petitioning creditor to establish a prima facie case that there is no bona fide dispute as to both liability and amount. In re AMC Investors, LLC, 406 B.R. 478, 484 (Bankr. D. Del. 2009); In re Elverson, 492 B.R. 831, 835 (Bankr. E.D. Pa. 2013). If there is a dispute as to the amount of the debt owed, then the debt no longer qualifies for 11 U.S.C. § 303 purposes. In re Bimini Island Air, Inc., 370 B.R. 408, 413 (Bankr. S.D. Fla. 2007). There are several issues of genuine material fact and law that bear on the alleged liability of Mawson to the Petitioning Creditors.

5.                Third, the circumstances surrounding Rayra’s acquisition of its claim by assignment from Marshall Investments are highly suspect, including (i) the timing of the assignment, shortly before the filing of the Involuntary Petition and in proximity to when Mawson sued an entity in which Manning (and/or parties related to Manning) holds an interest and Manning and W Capital’s (one of the petitioners in this matter) Director and Secretary, Darron Siegfried Wolter, are directors, and (ii) the de minimis amount of the purported assignment. The assignment to Rayra was for just A$50,000 of Marshall Investment’s purported A$12,073,339 claim.4 Rayra’s pre-filing assignment amounts to just under $31,000 (U.S. Dollars) as of January 9, 2025, i.e., 0.41% of the A$12,073,339 disputed debt.

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[3]	The claim of the third Petitioning Creditor, Rayra, was acquired from Marshall Investments, one of the other three petitioning creditors.

[4]	A$ refers to Australian dollars.

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6.                More curious, the Assignment Agreement between Rayra and Marshall Investments, although referenced as Exhibit A to the Involuntary Petition and required to be filed with the petition pursuant to Bankruptcy Rule 1003(a), was not filed until sixteen (16) days after the Involuntary Petition was filed, nor was it provided to Mawson’s counsel despite multiple requests to the Petitioning Creditors’ counsel beginning eight (8) days before it was filed.

7.                As set forth further herein and as will be revealed through discovery, there is ample reason to dismiss the Involuntary Petition. In addition to disputes regarding the validity and amounts of the Petitioning Creditors’ purported debts, Manning’s self-dealing and breaches of fiduciary duties cast doubt on the transactions giving rise to the Petitioning Creditors’ purported debts. Indeed, when Mawson began reviewing Manning’s conduct, Manning refused to cooperate and he subsequently threatened retaliation, including threatening to put Mawson into involuntary bankruptcy if certain demands were not met.

8.                Accordingly, there are bona fide disputes as to the debts. The Petitioning Creditors lack the requisite standing, credentials, and good faith motives in order to proceed with this Involuntary Petition and it must be dismissed both procedurally and substantively as a bad faith filing. Mawson expressly reserves its rights under section 303(i) of the Bankruptcy Code to pursue costs, attorneys’ fees, and actual and punitive damages for this improper and retaliatory filing.

The Involuntary Bankruptcy

9.                On December 4, 2024, the Petitioning Creditors, all of whom are Australian entities, filed the Involuntary Petition [Docket No. 1] seeking relief against the Alleged Debtor under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).

10.              The Involuntary Petition alleges the following debts for the Petitioning Creditors in the following amounts above the value of any lien:

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a.	W Capital Advisors Pty Ltd. As trustee for the W Capital Advisors Fund: A$1,661,552.58 plus interest accruing under the Secured Loan Deed and the interest accruing under the certain convertible promissory note, dated 8 July 2022 and legal and professional services costs.

b.	Marshall Investments MIG Pty Ltd as trustee for the Marshall Investments MIG Trust: A$12,073,339 plus interest and default management fees accruing under the Secured Loan Facility Agreement and legal professional services costs.

c.	Rayra Pty Ltd as trustee for The Mountainview Trust: A$50,000 plus interest accruing under the Secured Loan Facility Agreement.

11.              On December 20, 2024, the Petitioning Creditors filed their Corporate Ownership Statements [Docket Nos. 7, 8 and 9]. Each of the Corporate Ownership Statements were filed and dated after the Petition Date.5

12.              On December 30, 2024, the Court entered the Order Approving Stipulation Extending Time to Respond to Involuntary Petition [Docket No. 12], which extended Mawson’s deadline to respond to the Involuntary Petition through and including January 10, 2025. The Petitioning Creditors and Mawson agreed that within five (5) business days of the filing of any response contesting the Involuntary Petition, the parties would meet and confer to discuss an appropriate schedule for discovery, briefing, and a hearing.

Factual Background

A.	Issues with James Manning

13.              Manning served as Chief Executive Officer (“CEO”) and director of Mawson Infrastructure Group Pty Ltd (“MIGPL”), an Australian entity, upon its inception in September 2019.6 In early 2021, MIGPL and its subsidiaries were acquired by Wize Pharma, Inc., a Delaware corporation, and subsequently renamed Mawson Infrastructure Group, Inc. on or about March 15, 2021. Following the merger, Manning became CEO and an executive director of Mawson until he stepped down as CEO on May 22, 2023. Thereafter, Manning served as a non-executive director from July 5, 2023 until August 22, 2023, when he departed Mawson entirely. The reason for Manning’s departure in August 2023 is ostensibly due in large part to Mawson commencing an investigation into Manning’s related party transactions and self-dealing during his tenure as CEO and Board Director, in an effort to avoid the Company’s inquiries. As an officer and director of MIGPL and Mawson, Manning was obligated to exercise various fiduciary duties and act in the interests of the Company pursuant to Australian and Delaware law, U.S. federal and state securities law, his employment agreement, and the Company’s internal policies, including a Code of Ethics and a Policy on Related Party Transactions.

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[5]	Pursuant to Bankruptcy Rule 1010(b), corporate ownership statements must be filed with the involuntary petition.

[6]	Manning was also a director of subsidiaries of MIGPL, including Mawson AU Ptd Ltd and MIG No. 1 Pty Ltd.

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14.              On or about March 11, 2024, Mawson’s outside Australian counsel, a global firm known for its expertise on such matters, prepared (and sent to Manning’s Australian counsel) a comprehensive report (the “Report”) outlining its findings of Manning’s related party transactions and Mawson’s claims for breach of fiduciary and statutory duties, including under Australian and Delaware law and the terms of his employment agreement. The Report included preliminary discovery requests from Manning regarding the related party transactions; however, Manning has continually refused to provide any information or cooperate with the Company’s investigation. Upon information and belief, Petitioning Creditor W Capital and its principal, Darron Siegfried Wolter (“Wolter”), are significant players in the related party transactions orchestrated by Manning.

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15.              In particular, Manning pushed Mawson into investing in many businesses and borrowing money to support those efforts, without Mawson having the full picture about those investments or, perhaps more importantly, knowing who was financially benefitting from them. Specifically, those investments in which Manning had an interest. For example, upon information and belief, from 2021 through 2023, Manning caused Mawson to remit payment of over A$11.4 million to Flynt International Cargo Solutions (“Flynt ICS”) for shipping services that Mawson did not need. Upon information and belief, Manning did not inform Mawson that he was seeking and eventually had financial interests in Flynt ICS, nor did he update the Company upon his securing self-serving financial interests with Flynt ICS or seek board approval for his financial interests with Flynt ICS despite the substantial payment amounts. It was not until late 2023, shortly before departing the Company as a Director, that Manning admitted to Mawson he was the owner of Flynt ICS by virtue of Vertua Ltd’s (“Vertua”) acquisition of Flynt ICS. Upon further information and belief, Manning is a significant shareholder of Vertua and is a Director of Vertua. Despite a request from the Mawson board, Manning refused to provide any details in writing regarding Manning’s interest in Flynt ICS. Manning’s failure to disclose his interests in Flynt ICS was a clear breach of Manning’s fiduciary duties under Australian and Delaware law, U.S. federal and state securities law, and his contractual obligations to Mawson.

16.              Manning also pushed Mawson to engage in related party transactions with First Equity Advisory Pty Ltd (“First Equity Advisory”) and First Equity Tax Pty Ltd (“First Equity Tax”). At all relevant times of the transactions, Manning was a director of First Equity Advisory and First Equity Tax, and thus the transactions personally benefitted him at the expense of Mawson working with independent third parties to conduct independent financial and tax advisory work. Upon information and belief, First Equity Advisory and First Equity Tax are owned by Vertua. Again, Manning’s push to drive Mawson into unnecessary obligations and payments to entities in which he had a personal stake is a breach of Manning’s fiduciary duties under Delaware and Australian law, U.S. federal and state securities law, and his contractual obligations to Mawson.

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17.              Manning pushed Mawson into other investments to pay hundreds of thousands of dollars to entities believed to be related to Manning for unnecessary or inflated services including to Manning Motorsports Pty Ltd, Defender Asset Management, and other possible entities that are yet to be uncovered given Manning’s repeated refusal to provide information or cooperate with the Company. Manning’s improper related-party transactions and self-dealing are believed to be substantial and extensive. Discovery is imperative to understand the full scope of those transactions and efforts.

18.              To that end, several requests have been made to Manning to account for his self- dealing and related party transactions. For example, Mawson Board meeting minutes for August 17, 2023 reflect that Manning informed Mawson’s Board that “he was unwilling to attest to his own related party transactions” and that “[t]he Chairman Greg Martin asked Mr. Manning to explain to the Board how he thought that he was properly fulfilling his fiduciary duties. Mr. Manning said he would take the question on notice.” Rather than provide the related party transaction information and cooperate as repeatedly requested by Mawson’s Board and Audit Committee, Manning tendered his resignation just days later on August 23, 2023. By way of further example, on January 18, 2024, Mawson sent Manning a letter formally requesting that he provide a statutory declaration or other attestation with a complete list of all actual and potential conflicts and related party transactions that involved Manning or any of his affiliates at any time when he was a board director or CEO of Mawson and MIGPL. Discovery and information requests were also directed to Manning in the aforementioned March 11, 2024 Report. To date, Manning has repeatedly refused to answer all of the discovery and information requests. Discovery in this proceeding is thus imperative to understand the scope of Manning’s improper conduct and its connection to the disputed claims of the Petitioning Creditors.

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19.              Since leaving Mawson, Manning has made threats to Mawson, both indirectly and through third parties including, but not limited to, sending threating images of a home on fire to Greg Martin, a member of the Mawson Board of Directors, contemporaneously with the issuance of W Capital’s Statutory Demand (defined below); telling a third party that he was going to “burn Mawson to the ground,” and threatening to put Mawson into involuntary bankruptcy if certain demands, including for compensation, were not met.

B.	W Capital’s Claim

20.              W Capital’s listed address is Suite 303 Level 3, 44 Miller Street, North Sydney, NSW 2060. As noted, the Director and Secretary of W Capital is Wolter.

21.              As set forth herein, there are multiple connections between W Capital, Wolter, and Manning. Upon information and belief, Wolter has been affiliated with the Manning family for decades, including as an employee or affiliate of several of the Manning family’s interests.

22.              Upon information and belief, Wolter holds an interest in or is a board member for the following Manning-related entities: (i) CEO of Vertua Opportunities Fund; (ii) board member of Vertua; and (iii) CEO of Defender Tourism Fund, a division of Defender Asset Management.

23.              Additionally, many of the Manning and Wolter related entities share the same address. For example, W Capital, Vertua, and Defender Asset Management all share a same address at: Suite 303 Level 3, 44 Miller Street, North Sydney, NSW 2060.

24.              Upon information and belief, W Capital’s registered office and principal place of business was previously listed as First Equity Tax, Unit 501, 97 Pacific Highway North Sydney. As noted above, First Equity Tax is a Manning-related entity. Manning was a director of First Equity Tax, and First Equity tax was owned by Vertua, which is also a Manning related entity, and James Manning is the Managing Partner of First Equity.

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25.              With the context of the Manning, W Capital and Wolter relationships in mind, Mawson strongly contests W Capital’s asserted claim and the validity of the underlying loans made to W Capital, including the terms and provisions, which contain various ambiguities, as well as the need for the W Capital debts because they appear to be the product of Manning’s self-dealing. It is also unclear, what, if any, consideration was received from W Capital in exchange for Mawson, at Manning’s direction providing a corporate guarantee on September 29, 2022 for a prior loan dated September 2, 2022. W Capital further claims that Manning promised it at least 1,500,000 restricted stock units (RSUs) in Mawson; however, Mawson does not have any authorized documentation that would support W Capital’s alleged claim and, despite request, W Capital has not come forward with such documentation. Additionally, the transactions with W Capital were directly negotiated by Manning at his own behest; other Mawson directors and senior executives were never permitted to participate or engage directly with W Capital.

26.              On June 12, 2024, W Capital made a statutory demand (“Statutory Demand”) under Australian law to Mawson for A$368,877.55. Upon information and belief, the W Capital Statutory Demand was directed by Manning in an effort to improperly retaliate against Mawson for the claims and allegations that Mawson has asserted against Manning with respect to his breaches of fiduciary duty, related party transactions, and self-dealing.

27.              On June 26, 2024, Mawson submitted a formal reply to W Capital’s Statutory Demand asserting, among other things:

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•	“…a genuine dispute between W Capital and Mawson regarding the amount of the debt to which your demand relates” and advising that the Statutory Demand sought to improperly coerce payment of a disputed amount.

•	“There are defects in the statutory demand … and W. Capital’s statutory demand has been made in bad faith. W Capital knows that this debt is categorically disputed by Mawson…”.

•	“W Capital is fully aware that the agreements between Mawson and W Capital have invoked Delaware law in the United States, and that disputes and claims need to be adjudicated pursuant to applicable law in the United States of America.”

•	“…Mawson has significant damages claims against W Capital to offset any sums…”

•	“At all times material hereto, W Capital’s principal, Darron Wolter had and has close business and personal ties to James Manning, the former CEO of Mawson at the time this debt was claimed to be created, resulting in the appearance of serious conflicts of interest, collusion, and self-dealings, which negate the legitimacy of any financing agreements with Mawson at issue here and raising issues of civil and criminal liability against W Capital and Mr. Wolter…”

•	“W Capital’s collection attempts of a seriously disputed claim is an abuse of process, as it is an attempt to coerce a clearly solvent company to pay a disputed debt.”

The June 26th formal reply clearly put W Capital on notice of the bona fide dispute as to the amount of the W Capital alleged debt. A copy of the June 26, 2024 reply is annexed hereto as Exhibit A.

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28.              As noted herein, Mawson has pushed for many months to get statutorily required disclosures and information from Manning and W Capital, but Manning has refused to answer very basic questions. In mid-2023 and again on January 18, 2024, the Mawson Board of Directors requested that Manning clarify under oath whether he and/or related entities (including debt providers) have an interest in W Capital and its affiliates.7 To date, Manning has repeatedly refused to answer these requests.

C.	Marshall Investments’ Claim

29.              Marshall Investments’ address is Suite 1 Level 12, 53 Martin Place, Sydney, NSW 2000.

30.              Upon information and belief, Manning has connections with Marshall Investments, including with its Managing Director, David Marshall and Chairman, John Marshall. Neither Marshall Investments nor Manning have disclosed such related party interests to Mawson.

31.              Mawson disputes Marshall Investments’ alleged debt on multiple bases, including: (i) rights to setoff under Australian and U.S. law (ii) the timing of penalty interest applied by Marshall; and (iii) improperly treating a force majeure event under the loan facility as a material default.

32.              With respect to the disputed penalty interest calculations, Marshall Investments issued a statutory demand in Australia on or about May 28, 2024; however, upon information and belief, instead of applying the standard commercial interest rate of 8%, Marshall Investments has improperly applied penalty interest at 25% beginning several months prior to issuing the statutory demand.

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[7]	Manning’s refusal to respond to these requests has been noted in filings by Mawson with the Securities Exchange Commission. See, e.g. Form 8-K dated February 23, 2024, available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/1218683/000117184324000946/f8k_022324.htm

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33.              Like W Capital, Marshall Investments is acutely aware of the ongoing disputes that Mawson has with respect to the alleged debt. For example, on June 17, 2024, Mawson submitted a formal reply to Marshall Investments’ Statutory Demand asserting that “there is a genuine dispute between Marshall Investments … and Mawson … regarding the amount of the debt to which your demand relates.” A copy of the June 17, 2024 reply is annexed hereto as Exhibit B.

D.	Rayra’s Claim:

34.              Upon information and belief, Rayra’s address is Unit 58A, 1183-1187 The Horsley Dr, Wetherill Park, NSW 2164.

35.              Attached to the Involuntary Petition is a declaration (the “Itaoui Declaration”) of Ray Itaoui, Director and Company Secretary of Rayra. The Itaoui Declaration was submitted to explain the nature of its alleged debts against Mawson, which it acquired shortly before the filing of the Involuntary Petition.

36.              The Itaoui Declaration explains that Rayra holds claims against Mawson in the aggregate principal amount of at least A$50,000 plus accruing interest based upon its holdings under that certain Secured Loan Facility Agreement by and between Marshall Investments and MIG No. 1 Pty Ltd, dated as of December 9, 2021 (the “Loan Agreement”). Marshall Investments and the Debtor entered into a Continuing Guaranty, causing the Debtor to act as a guarantor for the prompt repayment by MIG No. 1 Pty Ltd of the commitments under the Loan Agreement. See Itaoui Declaration at ¶ 3.

37.              The Itaoui Declaration further explains that Rayra acquired the holdings under the Loan Agreement from Marshall Investments pursuant to the assignment “Assignment Agreement”) whereby Marshall Investments assigned A$50,000 of its claim to Rayra. The Assignment Agreement was purportedly signed on October 18, 2024. Despite being referenced as Exhibit A to the Itaoui Declaration, the Assignment Agreement was not filed with the Involuntary Petition as required by Rule 1003(a) of the Federal Rule of Bankruptcy Procedure (the “Bankruptcy Rules”). The Assignment Agreement was eventually filed sixteen (16) days after the Petition Date.8 See Docket No. 6-1. The Itaoui Declaration claims that Rayra “did not purchase the claims for the purpose of commencing this case under the Bankruptcy Code.” Itaoui Declaration at ¶ 4.

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[8]	Beginning on December 12, 2024, counsel for Mawson made multiple requests to the Petitioning Creditors’ counsel for a copy of the Assignment Agreement. The Assignment Agreement was not provided in response to these requests. The Assignment Agreement was eventually docketed on December 20, 2024 [Docket No. 6].

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38.              Mawson has never had any knowledge of or any prior interaction with Rayra. Mawson disputes both the validity of the Assignment Agreement whereby Rayra assumed A$50,000 of Mawson debt previously held by Marshall Investments and Rayra’s statement that it did not purchase its 0.41% interest in the disputed debt for the purpose of commencing this case. Mawson submits that the substance and timing of the Assignment Agreement make the claims in the Itaoui Declaration highly suspect.

39.              First, Rayra purportedly purchased A$50,000 of the allegedly overdue and unpaid debt at 100 cents on the dollar, which is extremely unusual, and even more so given that the Involuntary Petition was filed soon thereafter. Second, Rayra made the purchase on October 18, 2024 – three (3) days after Mawson filed suit on October 15, 2024 against a Manning-related entity, Vertua Property, Inc., for overbilling, wrongful eviction, and tortious interference. See Court of Common Pleas of Mercer County, Pennsylvania Civil Division, Case No. 2024-2332. Second, Rayra acquired the debt from Marshall after Marshall made its Statutory Demand.

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40.              The fact that an unrelated party located in Manning’s home-turf of Australia, would pay for a small, but tactically crucial, portion of Marshall Investment’s claim at a 100% rate, and shortly thereafter join as the necessary third creditor to an Involuntary Petition against Mawson, a company with whom it had no prior relationship and had never done business, suggests more than a mere coincidence. Given the circumstances, discovery is needed to clarify this questionable transaction and the underlying motivations.

Answer:

41.              In response to the Allegations set forth in Part 3, Section 11 of the Involuntary Petition, Mawson responds as follows:

a.	Mawson DENIES that the Petitioning Creditors are eligible to file the Petition under 11 U.S.C. § 303(b). Section 303(b)(1) of the United States Bankruptcy Code requires that when a debtor has 12 or more creditors, an involuntary petition may be filed by three or more entities, each of which hold claims which are “not contingent as to liability or the subject of a bona fide dispute as to liability or amount.” Mawson disputes each of the Petitioning Creditors’ debts as to liability and/or amount.

b.	The Petitioning Creditors checked the box: “The Debtor is generally not paying its debts as they become due, unless they are the subject of a bona fide dispute as to liability or amount.” – Mawson DENIES this allegation – Mawson is paying its debts as they become due, unless they are the subject of a bona fide dispute as to liability or amount.

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c.	The Petitioning Creditors checked the box: “Within 120 days before the filing of this petition, a custodian, other than a trustee, receiver, or an agent appointed or authorized to take charge of less than substantially all of the property of the debtor for the purpose of enforcing a lien against such property, was appointed or took possession.” – Mawson DENIES this allegation – no custodian has been appointed.

FIRST DEFENSE

42.              The Involuntary Petition fails to state a claim upon which relief may be granted pursuant to Fed.R.Civ.P. 12(b)(6), made applicable herein by Fed.R.Bankr.P. 7012.

SECOND DEFENSE

43.              The Petitioning Creditors’ claims are subject of bona fide disputes as to liability and amount.

THIRD DEFENSE

44.                Mawson is generally paying its debts that are not subject of a bona fide dispute as to liability or amount as they become due.

FOURTH DEFENSE

45.              The Involuntary Petition was filed in bad faith. In particular, (i) at least a majority of the Petitioning Creditors had actual knowledge that Mawson disputes their claims as to liability and amount; (ii) the Petitioning Creditors failed to conduct sufficient due diligence before filing the Involuntary Petition; and (iii) the Involuntary Petition was filed in order to harass and intimidate Mawson in furtherance of previous threats.

FIFTH DEFENSE

46.              The Petitioning Creditors lack standing to file an involuntary petition against Mawson and therefore, the Court lacks jurisdiction of this proceeding.

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SIXTH DEFENSE

47.              The Involuntary Petition was not commenced by three or more entities holding noncontingent, undisputed claims aggregating at least $10,000 more than the value of any lien.

SEVENTH DEFENSE

48.              The claims in the Involuntary Petition are barred by the doctrine of unclean hands.

EIGHTH DEFENSE

49.              Any claims held by the Petitioning Creditors are subject to setoff.

NINTH DEFENSE

50.              The Involuntary Petition and the relief sought in this proposed chapter 11 case is barred by the doctrines of laches, waiver, and estoppel.

RESERVATION OF RIGHTS TO SEEK COSTS, ATTORNEYS’ FEES, DAMAGES, AND SANCTIONS

51.              Pursuant to 11 U.S.C. § 303, Mawson reserves its rights to seek recovery of costs, attorneys’ fees under 11 U.S.C. § 303(i)(1), actual and punitive damages under 11 U.S.C. § 303(i)(2), and sanctions under Bankruptcy Rule 9011(c).

52.	11 U.S.C. § 303(i) provides as follows:

If the court dismisses a petition under this section other than on consent of all petitioners and the debtor, and if the debtor does not waive the right to judgment under this subsection, the court may grant judgment—

(1)	against the petitioners and in favor of the debtor for—

(A)	costs; or

(B)	a reasonable attorney’s fee; or

(2)	against any petitioner that filed the petition in bad faith, for—

(A)	any damages proximately caused by such filing; or

(B)	punitive damages.

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53.              Mawson does not waive the right to judgment under 11 U.S.C. § 303(i).

RESERVATION OF RIGHTS TO REQUEST A BOND

54.              Mawson reserves the right to request that the Petitioning Creditors be required to post a bond pursuant to section 303(e) of the Bankruptcy Code.9 A bond may be particularly necessary in this case given the circumstances and that the Petitioning Creditors are all foreign. It is unclear what assets the Petitioning Creditors have in the United States that would be available to fund an award under section 303(i)(1) or (2) of the Bankruptcy Code in the event this involuntary case is dismissed, including if there is an award for damages for a bad faith filing under section 303(i)(2).

RESERVATION OF RIGHTS AND NEED FOR DISCOVERY

55.              Mawson hereby gives notice that it intends to rely upon such other and further defenses as may become available or apparent during the discovery process in this action, and hereby reserves the right to amend its answer to assert any such defenses. The assertion of the above defenses by Mawson are not intended and should not be deemed or construed to alter or shift any burden of proof Petitioning Creditors may have in connection with the claims asserted in the Involuntary Petition.

56.              Mawson further reserves the right, at or before trial, to move to dismiss the Involuntary Petition and/or for Summary Judgment, on the ground that the Involuntary Petition fails to state a claim upon which relief can be granted and/or that Mawson is entitled to judgment as a matter of law, based on any and all of the above defenses.

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[9]	The Congressional record notes that section 303(e) was enacted to “…discourage frivolous petitions as well as the more dangerous spiteful petitions, based on a desire to embarrass the debtor (who may be a competitor of a petitioning creditor) or to put the debtor out of business without good cause…” In re Apollo Health Street, Inc., 2011 WL 2118230 (Bankr. D.N.J. May 23, 2011) (quoting H. Rep. No. 95-595, 95th Cong., 1st Sess. At 323 (1977)).

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57.              In the event that the Court does not dismiss the Involuntary Petition immediately, Mawson requires the opportunity to take written discovery and depositions related to, inter alia: (i) the circumstances surrounding the loans from W Capital and Marshall Investments to Mawson, including with respect to potential self-dealing and related party transactions, conflicts of interest, and breaches of fiduciary duty by Manning; (ii) for the validity, terms, provisions, and amount of the Petitioning Creditors’ claims including with respect to corporate guarantees allegedly provided to them; (iii) the extent of Manning’s interests and control over W Capital; (iv) collusion between W Capital and Manning given the relationship between Manning and Wolter; (v) the relationship between Marshall Investments and Manning; (vi) the Petitioning Creditors’ motivation for filing the Involuntary Petition; and (vii) the circumstances surrounding the Rayra Assignment Agreement.

58.              Mawson expressly reserves its right to supplement its discovery requests and targets as information is uncovered with respect to the Petitioning Creditors and the Involuntary Petition. WHEREFORE, Mawson demands judgment in its favor as follows:

(a)	the Court to enter an order dismissing this petition for the reasons stated above;

(b)	find that the Petitioning Creditors acted in bad faith;

(c)	awarding costs, reasonable attorneys’ fees, damages caused by the filing, and/or punitive damages, as allowable pursuant to 11 U.S.C. § 303(i); and

(d)	granting such other and further relief as the Court deems just and proper.

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Dated: January 10, 2025                                                          FOX ROTHSCHILD LLP

/s/ Seth A. Niederman

Seth A. Niederman (No. 4588)

Stephanie Slater Ward (No. 6922)

1201 North Market Street, Suite 1200

Wilmington, DE 19801

Telephone: (302) 654-7444

Email: sniederman@foxrothschild.com

Email: sward@foxrothschild.com

-and-

Michael A. Sweet (pro hac vice admission pending)

345 California Street, Suite 2200

San Francisco, California 94104

Telephone: (415) 364-5540

Facsimile: (415) 391-4436

Email: msweet@foxrothschild.com

-and-

Michael R. Herz (pro hac vice admission pending)

49 Market Street

Morristown, NJ 07960

Telephone: (973) 548-3330

Email: mherz@foxrothschild.com

Counsel to the Alleged Debtor

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Exhibit A

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Mawson Infrastructure Group Inc 950 Railroad Ave., Midland, PA 15059 USA

June 26, 2024

VIA EMAIL ONLY

Ranjani Sundar (ranjani.sundar@hfw.com)

HFW Australia

Level 10, 126 Phillip Street

Sydney NSW 2000

+61 (0)2 9320 4609

Re: Formal reply of Mawson Infrastructure Group, Inc. to the statutory demand of W Capital Advisors Pty Ltd dated 12 June 2024

Dear Ms. Sundar,

In response to the statutory demand dated 12 June, 2024 of W Capital Advisors Pty Ltd (“W Capital”), Mawson Infrastructure Group, Inc. (“Mawson”), replies as follows.

Pursuant to the Australian Commonwealth Consolidated Acts (Corporations Act 2001 - Sect 459H(a)), we assert that there is a genuine dispute between W Capital and Mawson regarding the amount of the debt to which your demand relates and in good faith therefore refuse to pay it. As per your country’s long-established jurisprudence, for example, Moutere Pty Ltd v Deputy Commissioner of Taxation [2000] NSWSC 379, “The policy underlying Sect 459H is that the statutory demand procedure should not be used to coerce a person to pay a disputed amount. A statutory demand is not an instrument of debt collection.”

There are defects in the statutory demand of your client and W Capital’s statutory demand has been made in bad faith. W Capital knows that this debt is categorically disputed by Mawson and further that pursuant to the Australian Commonwealth Consolidated Acts (Corporations Act 2001 - Sect 585), Mawson cannot be considered insolvent.

W Capital is fully aware that the agreements between Mawson and W Capital have invoked Delaware law in the United States, and that disputes and claims need to be adjudicated pursuant to applicable law in the United States of America. W Capital’s attempt to avail itself of a favorable jurisdiction does not necessitate that Mawson is subject to such jurisdiction. We believe that all disputes and claims between Mawson and W Capital have to be adjudicated in the United States.

In addition, Mawson has significant damage claims against W Capital to offset any sums which, in the unlikely event, may be determined by a competent court of law having jurisdiction over Mawson.

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At all times material hereto, W Capital’s principal, Darron Wolter, had and has close business and personal ties to James Manning, the former CEO of Mawson at the time this debt was claimed to be created, resulting in the appearance of serious conflicts of interest, collusion, and self-dealings which negate the legitimacy of any financing agreements with Mawson at issue here and raising issues of civil and criminal liability against W Capital and Mr. Wolter pursuant to the Corporations Act 2001, Sects. 181 and 182, as well as US law. These actions of W Capital also subject it to sanctions in the US pursuant to SEC regulation, the US Department of Treasury, and its Committee on Foreign Investment regulations, and potential enforcement action by the Department of Justice.

Mawson as a Delaware incorporated company and listed on a U.S. exchange is subject to U.S. law and does not accede to the jurisdiction of Australia by this response or otherwise. To the contrary however, W Capital by its actions, has acceded to the personal and subject matter jurisdictions of the state and federal courts of the United States and various US regulatory agencies.

Accordingly, under the Corporations Act 2001 – Sect 459J, there are significant defects in W Capital’s demand, and substantial injustice will be caused unless the statutory demand is set aside. W Capital’s collection attempts of a seriously disputed claim is an abuse of process, as it is an attempt to coerce a clearly solvent company to pay a disputed debt. Continuing to pursue this demand will expose W Capital to potential damages and sanctions which would offset, if not exceed, any claimed amounts due under the pending statutory demand.

Moreover, several provisions of the agreements between Mawson and W Capital remain in dispute. For example, Mawson maintains that the recitation of “assets” in a September 29, 2022 guarantee must relate back to a July 8, 2022 guarantee, wherein the collateral was limited to certain bitcoin mining equipment located in the United States. W Capital Advisors has attempted to take the position that “all assets” of the Company are subject to the guarantee, which Mawson strongly disagrees with and continues to dispute. Mawson has raised this critical definitional issue, and several other procedural issues, in opposition to W Capital.

We hereby respectfully but firmly demand that W Capital’s statutory demand be withdrawn in writing immediately. If W Capital does not set aside its statutory demand, Mawson will be forced to pursue all claims, damages and remedies against W Capital and its principals as applicable under U.S law. Mawson reserves all rights under both

U.S. and Australian law.

Please give this reply your prompt and serious attention. It is requested that this reply be forwarded by you to your clients, W Capital Advisors Pty Ltd and its principals and investors as well as to ASIC and the Australian courts should you risk taking this matter further.

Unless otherwise authorized by me, you are to direct all further communications only to me at the above address or using below contact information, and to no other Mawson entity or any of their employees, directors, officers, agents, representatives, or legal counsel.

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Feel free to contact me to discuss this matter further.

Exhibit B

Mawson Infrastructure Group Inc 950 Railroad Ave., Midland, PA 15059 USA

June 17, 2024

VIA EMAIL ONLY

Daniel Zabow (dzabow@hwle.com.au)

Courtney McDonald (cmcdonald@hwle.com.au)

HWL Ebsworth Lawyers

REPLY TO STATUTORY DEMAND – PRIVILEGED AND CONFIDENTIAL

Dear Colleagues,

In response to your Statutory Demand dated 28 May, 2024, Mawson Infrastructure Group, Inc., replies as follows:

Pursuant to the Australian Commonwealth Consolidated Acts (Corporations Act 2001 - SECT 459H(a)), we assert that there is a genuine dispute between Marshall Investments GCP Pty Ltd (formerly Marshall Investments MIG Pty Ltd), ACN 655 680 256 as trustee for Marshall Investments MIG Trust ABN 51 605 110 090 and Mawson Infrastructure Group Inc ARBN 649 261 861 (“Mawson”) regarding the amount of the debt to which your demand relates. As per Moutere Pty Ltd v Deputy Commissioner of Taxation [2000] NSWSC 379, “The policy underlying Sect 459H is that the statutory demand procedure should not be used to coerce a person to pay a disputed amount. A statutory demand is not an instrument of debt collection.” There is thus a defect in the Statutory Demand due to a misstatement of an amount or total. See Section 9 of the Corporations Act.

In particular, we assert that (i) Marshall has miscalculated the amount due by using the penalty interest rate of 25% instead of the standard commercial interest rate of 8%; and

(ii) Marshall has been charging the penalty interest rate improperly and untimely, as it has been charging such penalty interest rate prior to its filing of the Statutory Demand.

Further, Marshall is in bad faith in making this demand as it is fully aware that Mawson is in possession of and is making arrangements to turn over significant collateral in the United States valued in excess of the sums demanded statutorily. By law of offset, the debt is extinguishable by the mere transfer of such assets. A list of these assets are attached hereto.

Accordingly, there are significant defects in Marshall’s demand, and substantial injustice will be caused unless the demand is set aside. We hereby respectfully request, and demand if necessary, that Marshall’s Statutory Demand be withdrawn in writing immediately . If Marshall does not set aside its Statutory Demand, Mawson will not only actively and successfully refute any presumptions of insolvency under Australian law in an applicable proceeding but will countersue in an appropriate US court for damages based in fraud and bad faith.

Marshall Statutory Demand Reply

June 17, 2024

Furthermore, by its actions Marshall has consented to the personal and subject matter of the courts of the United States and further litigation will be instituted there should this matter not be amicably resolved.

Please give this reply your prompt and serious attention, directing all further communications to me.

Feel free to contact me to discuss this matter further.

Enclosures

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